Exhibit 99.01

NortonLifeLock Declares $12 Special Dividend

Company to Return Over 100% of the After-Tax Proceeds from Sale of Enterprise Assets

Company to Announce Fiscal Third Quarter 2020 Results on February 6, 2020

Tempe, Arizona, January 9, 2020 – NortonLifeLock (NASDAQ: NLOK) (the “Company”) today announced that its Board of Directors has declared a special, one-time cash dividend of $12 per share of NortonLifeLock Inc. common stock, returning over $8 billion of capital to shareholders. The dividend is payable on January 31, 2020 to all shareholders of record as of the close of business on January 23, 2020. Shareholders of record on January 23, 2020 must hold their shares through the close of January 31 payment date to receive the special dividend. The ex-dividend date will be February 3, 2020, the first business day after such payment date.

This special dividend is in addition to the Company’s regular quarterly cash dividend of $0.125 per share that was last paid on December 18, 2019. Additionally, in August 2019, the board authorized a $1.6 billion share repurchase plan to be executed during the transition period as the Company transforms into a standalone, pure-play leader in consumer Cyber Safety.

“With this special dividend, and the $1.6 billion share repurchase program we recently put in place, we are delivering on our goal to return over 100% of the after-tax proceeds from the sale of our Enterprise Security assets to Broadcom," said Vincent Pilette, NortonLifeLock’s CEO. "We remain committed to returning cash to shareholders through dividends as well as share repurchases. With our strong cashflow, we believe we are well positioned to invest in and execute on our strategy to deliver industry leading consumer Cyber Safety solutions worldwide."

Fiscal Third Quarter Earnings Call Information

The Company announced that it will release its financial results for its fiscal third quarter 2020, which ended on January 3, 2020, after the U.S. market close on Thursday, February 6, 2020. NortonLifeLock will host a conference call that day at 5:00 p.m. ET/ 2:00 p.m. PT to discuss the results. The news release with the financial results will be accessible from NortonLifeLock’s Investor Relations website prior to the conference call.

Interested parties may access the conference call by dialing (877) 475-6198 or (970) 297-2372 and using conference ID 4557269. A live audio webcast of the conference call will also be available through NortonLifeLock's Investor Relations website at http://investor.nortonlifelock.com/investor-relations/events-calendar/.

A replay of the webcast will be available on NortonLifeLock's Investor Relations website within 24 hours of the call and will be available for a period of one year. A telephonic replay of the conference call will run for ten days and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID 4557269.

About NortonLifeLock

NortonLifeLock Inc. (NASDAQ: NLOK) is a global leader in consumer Cyber Safety. NortonLifeLock is dedicated to helping secure the devices, identities, online privacy, and home and family needs of nearly 50 million consumers, providing them with a trusted ally in a complex digital world. For more information, please visit www.nortonlifelock.com.

Forward-Looking Statements

This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding future dividends and share repurchases and NortonLifeLock’s cashflow. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the effect of the sale of substantially all of the Enterprise Security assets on NortonLifeLock’s retained businesses and products; the amount and character of, and time to eliminate, stranded costs from the sale of the Enterprise Security assets; retention of existing executive leadership team members; difficulties in improving sales and product development during leadership transitions; difficulties in executing a new operating model for the consumer cyber safety business; lower than anticipated returns from the Company's investments in direct customer acquisition; difficulties and delays in reducing run rate expenses and monetizing underutilized assets; general business and economic conditions; matters arising out of our completed Audit Committee investigation and the ongoing U.S. Securities and Exchange Commission investigation; fluctuations and volatility in NortonLifeLock’s stock price; the ability of NortonLifeLock to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of NortonLifeLock to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; NortonLifeLock’s sales and business strategy; fluctuations in tax rates and foreign currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock’s most recent reports on Form 10-K and Form 10-Q. NortonLifeLock assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.

MEDIA CONTACT :

Jenna Torluemke

NortonLifeLock

(650) 527-0742

press@nortonlifelock.com

INVESTOR CONTACT :

Cynthia Hiponia or Soohwan Kim

NortonLifeLock

(650) 527-8020

ir@nortonlifelock.com